NEWS

RELEASE___________________________________________________

FOR IMMEDIATE RELEASE

CONTACT: Chris Mathis

(512) 434-3766

TEMPLE-INLAND INC. REPORTS SECOND QUARTER 2008 RESULTS

AUSTIN, TEXAS, July 30, 2008--Temple-Inland Inc. today reported second quarter 2008 net income of $8 million, or $0.07 per diluted share, compared with second quarter 2007 net income of $66 million, or $0.62 per diluted share, and first quarter 2008 net loss of $13 million, or $0.12 per basic share.

	Second Quarter		First Quarter

	2008	2007	2008

Net income (loss) per share	$0.07	$0.62	($0.12)
Adjustment for special items	$0.00	($0.44)	$0.07
Net income (loss) per share, Excluding special items	$0.07	$0.18	($0.05)

Corrugated Packaging

	Second Quarter		First Quarter

	2008	2007	2008

Segment Operating Income ($ in Millions)	$52	$78	$55

Corrugated packaging operating income declined second quarter 2008 compared with second quarter 2007 as higher box prices were more than offset by increased costs for energy, fiber and freight. Operating income declined second quarter 2008 compared with first quarter 2008 principally due to higher energy, freight and fiber costs.

Building Products

	Second Quarter		First Quarter

	2008	2007	2008

Segment Operating Income ($ in Millions)	$1	$11	($21)

Building products operating income declined second quarter 2008 compared with second quarter 2007 principally due to lower gypsum prices and volumes. Operating income improved second quarter 2008 compared with first quarter 2008 principally due to higher lumber prices and initiatives to reduce costs implemented in first quarter 2008.

Comments

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “While cost inflation and tough conditions in the housing industry continue to present significant challenges for our company, we were pleased with our improved earnings in second quarter 2008 compared with first quarter 2008.

“Corrugated packaging continued to experience significant cost inflation in the quarter. We remain very focused on implementing the current price increase, which will more than offset cost inflation experienced during the year. The mill system ran well during the quarter and we completed our scheduled maintenance at our Bogalusa, LA mill. We continue to make progress on our strategic initiative of lowering costs at our converting facilities through improved asset utilization, and we will see the benefit from these efforts in the second half of 2008 and into 2009.

“Building products returned to profitability in the quarter, benefiting from seasonal improvement in lumber pricing and our initiatives to lower cost and match our production to our demand. We continue to believe building products markets will remain very difficult for the balance of 2008, but are determined to control costs and minimize losses for the year.

“We are pleased with our acquisition of the remaining 50% interest in Premier Boxboard Limited and are confident in our ability to quickly realize planned synergies.”

Temple-Inland will host a conference call on July 30, 2008 at 9:30 am EDT to discuss results of second quarter 2008. To access the conference call, listeners calling from the United States should dial 1-866-394-6665 at least 15 minutes prior to the start of the call. Those wishing to access the call from outside the United States should dial 1-706-634-1667. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-800-642-1687 in the United States and at 1-706-645-9291 outside the United States.

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 64 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs and contingency reserves; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of PBL into our operations; and other factors, many of which are beyond our control.

This release includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS AND SEGMENT RESULTS

(Preliminary and Unaudited)

	Second Quarter			First Six Months
	2008	2007		2008	2007
	(In millions, except per share)
Revenues
Corrugated packaging	$798	$779		$1,574	$1,540
Building products	193	224		361	447
Timber and timberlands (a)	––	20		––	39
Total revenues	$991	$1,023		$1,935	$2,026

Income
Corrugated packaging	$52	$78		$107	$142
Building products	1	11		(20)	27
Timber and timberlands (a)	––	16		––	35
Total segment operating income	53	105		87	204
Expenses not included in segments:
General and administrative	(21)	(27)		(42)	(52)
Share-based compensation	(2)	(13)		(6)	(32)
Other operating income (expense)	––	4		(15)	(10)
Other non-operating income (expense)	1	1		2	1
Interest income on financial assets of special purpose entities	18	––		42	––
Interest expense on nonrecourse financial liabilities of special purpose entities	(18)	––		(45)	––
Interest expense on debt	(20)	(28)		(37)	(57)
Income (loss) before taxes	11	42		(14)	54
Income tax (expense) benefit	(3)	(16)		9	(21)
Income (loss) from continuing operations	8	26		(5)	33
Discontinued operations	––	40		––	71
Net income (loss)	$8	$66		$(5)	$104

Average basic shares outstanding	106.6	106.0		106.7	105.8
Average diluted shares outstanding	107.4	108.1		107.6	107.8

Earnings per share – Basic:
Income (loss) from continuing operations	$0.07	$0.24		$(0.05)	$0.31
Discontinued operations	––	0.39		––	0.68
Net income (loss)	$0.07	$0.63		$(0.05)	$0.99

Earnings per share – Diluted (b):
Income from continuing operations	$0.07	$0.24	$	N/A	$0.31
Discontinued operations	––	0.38		N/A	0.66
Net income	$0.07	$0.62	$	N/A	$0.97

Dividends per share	$0.10	$0.28		$0.20	$0.56

____________

(a)	We no longer have a timber and timberland segment as a result of the fourth quarter 2007 sale of our timberland.
(b)	Earnings per diluted share not applicable for first six months 2008 due to our year-to-date net loss.

TEMPLE-INLAND INC. AND SUBSIDIARIES

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	Second Quarter-End 2008	Year-End 2007
ASSETS	(Dollars in millions)
Current Assets	$1,119	$1,277
Property and Equipment	1,611	1,632
Financial Assets of Special Purpose Entities	2,383	2,383
Goodwill	365	365
Other Assets	280	285
TOTAL ASSETS	$5,758	$5,942

LIABILITIES
Current Liabilities	$528	$890
Long-Term Debt	1,073	852
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	746	762
Liability for Pension Benefits	69	71
Liability for Postretirement Benefits	119	123
Other Long-Term Liabilities	307	324
TOTAL LIABILITIES	4,982	5,162
SHAREHOLDERS’ EQUITY	776	780
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,758	$5,942

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Preliminary and Unaudited)

	Second Quarter	First Quarter	First Six Months
	2008	2008	2008
CASH PROVIDED BY (USED FOR) OPERATIONS	(Dollars in millions)
Operations (including payments related to our 2007 transformation plan of $39 million in first quarter)	$57 (a)	$19	$76
Working capital (including payments related to our 2007 transformation plan of $1 million in second quarter and $276 million in first quarter)	(7)	(358)	(365)
	50	(339)	(289)
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(42)	(34)	(76)
Other	(3)	(1)	(4)
	(45)	(35)	(80)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(10)	(11)	(21)
Net change in debt	15	204	219
Other	(4)	(8)	(12)
	1	185	186
Net increase (decrease) in cash and cash equivalents	6	(189)	(183)
Cash and cash equivalents at beginning of period	38	227	227
Cash and cash equivalents at end of period	$44	$38	$44

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$50	$50	$100

____________

(a)	Includes a $15 million voluntary, discretionary contribution to our defined benefit plan.

TEMPLE-INLAND INC. AND SUBSIDIARIES

REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS

(Preliminary and Unaudited)

	Second Quarter		First Six Months
	2008	2007	2008	2007
	(Dollars in millions)
Revenues
Corrugated packaging
Corrugated packaging	$765	$744	$1,502	$1,461
Linerboard	33	35	72	79
Total corrugated packaging	$798	$779	$1,574	$1,540
Building products
Pine lumber	$64	$67	$117	$126
Particleboard	49	49	92	101
Gypsum wallboard	34	67	68	137
Medium density fiberboard	19	17	38	34
Fiberboard	13	14	22	28
Other	14	10	24	21
Total building products	$193	$224	$361	$447
Timber and Timberlands (a)
Fiber and other	N/A	$20	N/A	$39

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	867	866	1,694	1,696
Linerboard, thousands of tons	72	76	154	176
Total, thousands of tons	939	942	1,848	1,872
Building products
Pine lumber, mbf	204	222	404	425
Particleboard, msf	135	134	255	277
Gypsum wallboard, msf	278	414	558	796
Medium density fiberboard, msf	38	37	76	74
Fiberboard, msf	68	79	118	153

____________

(a)	We no longer have a timber and timberland segment as a result of the fourth quarter 2007 sale of our timberland.

TEMPLE-INLAND INC. AND SUBSIDIARIES

CALCULATION OF NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Second Quarter		First Quarter
	2008	2007	2008
NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS
Net income (loss) in accordance with GAAP	$8	$66	$(13)
Special items, after-tax:
Transformation plan:
Pension settlement expense	––	––	(8)
Other transformation costs	––	2	(3)
Discontinued operations	––	(40)	––
	––	(38)	(11)
Other:
Closure and sale of converting and production facilities and sale of non-strategic assets	––	(5)	––
Litigation and other	––	––	3
One-time tax benefit	––	(3)	––
	––	(8)	3
Total special items, after-tax	––	(46)	(8)
Net income (loss), excluding special items, as defined	$8	$20	$(5)

Net income (loss), per share, in accordance with GAAP(a)	$0.07	$0.62	$(0.12)
Special items, after-tax, per diluted share:
Transformation plan:
Pension settlement expense	––	––	(0.07)
Other transformation costs	––	0.02	(0.03)
Discontinued operations	––	(0.38)	––
	––	(0.36)	(0.10)
Other:
Closure and sale of converting and production facilities and sale of non-strategic assets	––	(0.05)	––
Litigation and other	––	––	0.03
One-time tax benefit	––	(0.03)	––
	––	(0.08)	0.03
Total special items, after-tax	––	(0.44)	(0.07)
Net income (loss), per share, excluding special items, as defined	$0.07	$0.18	$(0.05)

Average basic shares outstanding	106.6	106.0	106.7
Average diluted shares outstanding	107.4	108.1	107.6

____________

(a) Based on average basic shares outstanding for first quarter 2008 due to our loss from continuing operations and average diluted shares outstanding for second quarter 2008.